UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 21, 2014

IceWEB, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 E 11th, Suite 2425, Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(571) 287-2380

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2014 Mr. Mark B. Lucky, the Chief Financial Officer of IceWEB, Inc., resigned his position with our company effective May 31, 2014.

On May 22, 2014, pursuant to the terms of the agreement with Scale Finance, LLC described in Item 8.01 of this report, Ms. Ellen Sondee was appointed Chief Financial Officer of IceWEB, Inc.  Biographical information for Ms. Sondee is as follows:

Ellen Sondee.  Ms. Sondee, 48, has been a Chief Financial Officer and Director with Scale Finance, LLC since 2012.  Based in Charlotte, North Carolina, Scale Finance, LLC provides integrated finance solutions, including chief financial officer and controller services.  Prior to joining Scale Finance, LLC, from 2001 until 2008, Ms. Sondee was Chief Financial Officer of the Television Group of Lincoln Financial Media, a subsidiary of Lincoln Financial Media, where she was responsible for all finance and control functions, and from 2000 until 2001 she was Vice President of Business Development for Sony Pictures Entertainment, Motion Picture Group, where she was responsible for establishing a business development function.  Prior to this position, from 1994 until 2000 she was Assistant Corporate Controller for Sony Pictures Entertainment where she was primarily responsible for strategic planning, budget and forecast development.  From 1987 until 1994 Ms. Sondee was employed by Arthur Andersen, LLP, serving as both a Manager in the Consulting Division and an Audit Manager.  Ms. Sondee received a B.A. in Economics and Business from the University of California at Los Angeles and an M.B.A. from The Anderson School, University of California at Los Angeles.  A certified public accountant, she is also a member of the American Institute of Certified Public Accountants.

Ms. Sondee’s compensation for her services as our Chief Financial Officer will be paid to Scale Finance, LLC under the terms of our agreement with that entity.  Ms. Sondee will providing services to us on a part-time basis.

Item 8.01             Other Events.

On May 22, 2014 we entered into a letter agreement with Scale Finance, LLC to provide CFO-level support focused on SEC reporting and general senior-level finance and accounting oversight and management.  Under the terms of this agreement, Ms. Sondee is serving as our Chief Financial Officer and Scale Finance, LLC’s Managing Director, David Gilroy, is providing support and overseeing services for her functions as well as providing financial management and strategic advisory services to us as necessary.  As compensation for these services, Ms. Sondee’s time will be billed at $135.00 per hour and Mr. Gilroy’s services will be provided to us at no additional cost.  In the event we should elect to hire an employee of Scale Finance, LLC we are obligated to pay that firm a one-time fee equal to 30% of the agreed upon annualized salary, reduced by 2% for each month of the engagement to a base fee of 20%.  We have indemnified Scale Finance, LLC and its officers, directors, agents and employees against certain liabilities.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IceWEB, Inc.

Date: May 27, 2014	By: /s/ Robert M. Howe, III
Robert M. Howe, III, Chief Executive Officer